Exhibit 99.1

OPGEN ANNOUNCES 2017 FIRST QUARTER FINANCIAL RESULTS

GAITHERSBURG, Md., April 26, 2017 – OpGen, Inc. (NASDAQ:OPGN) today reported financial and operational results for the first quarter ended March 31, 2017 and summarized recent business highlights.

"In the first quarter, we presented preliminary results supporting the Acuitas® Rapid Test in development for detection of resistance genes in multi-drug resistant pathogens and demonstrated the bioinformatics capabilities of the Acuitas Lighthouse® Knowledgebase to predict antibiotic susceptibility and resistance." said Evan Jones, Chairman & CEO of OpGen. "As we look forward, the milestones achieved in the first quarter will provide the foundation for growth in the coming years as we progress development of our Acuitas® technology."

2017 First Quarter Financial Results

•	Revenue: Total revenue for the three months ended March 31, 2017 was $0.8 million compared with $1.1 million for the three months ended March 31, 2016.
•	Operating Expenses: Operating expenses for the three months ended March 31, 2017 were $5.7 million compared with $5.6 million for the three months ended March 31, 2016.
•	Net Loss: Net loss for the three months ended March 31, 2017 was $5.0 million compared with $4.5 million for the three months ended March 31, 2016.
•	Cash Position: Cash and cash equivalents were $1.7 million as of March 31, 2017 compared with $4.1 million as of December 31, 2016.

Q1 2017 Enterprise Highlights and Recent Developments:

•	Moved our Acuitas Rapid Test into full development with a goal of implementing the technology for external research use in the second half of the year.
•
Continued to build and expand our Acuitas Lighthouse Knowledgebase by completing genotype/phenotype testing for 4,000 clinical isolates from the Merck SMART Surveillance Network and other collaborator clinical sites.

•	Presented rapid Acuitas genetic test data at Advances in Genome Biology and Technology (AGBT) Meeting.
•	Presentation of posters highlighting ability of our Acuitas technology to rapidly predict antibiotic resistance and detect outbreaks with drug resistance gene profiles at ECCMID 2017.
•	Raised $2.1 million of net proceeds through the sale of common stock under our at the market offering.

"As we transition our business to the new Acuitas family of genomic and informatic products under development for management of drug resistant infections, our Q1 2017 revenue was impacted by decreased sales associated with the company's legacy FISH pathogen identification family of products and the discontinuation of our whole genome mapping products," stated Mr. Jones. "We are working through this transition as we move forward with development and the planned commercialization of our Acuitas Rapid Test."

2017 Outlook

Throughout 2017, we are focusing on advancing development of our Acuitas Rapid Test for complicated UTI infections (cUTI) and infection control alongside the Acuitas Lighthouse Knowledgebase with a goal of implementing the technology for external research use in the second half of the year. We are also working to further accelerate the growth of our business in the United States and international markets.  We anticipate sharing additional commercial, technical and health outcomes data that support our position and capabilities as they become available.

In the fight to help address the global antibiotic resistance crisis, OpGen expects to advance the following business objectives in 2017:

•
Genomic and antibiotic resistance testing of 10,000 multidrug resistant organisms to support initial development of the first Acuitas Rapid Test kits and deployment of the Acuitas Lighthouse Knowledgebase.

•	Completion of initial Acuitas Rapid Test development and Acuitas Lighthouse genotype/phenotype predictive algorithms and clinical performance verification.
•	Announcement of in vitro diagnostic instrument supply and cooperation agreement to support global commercialization of the Acuitas Rapid Test.
•	Establishment of distribution and partnering relationships to support commercialization of the Acuitas Rapid Test and the Acuitas Lighthouse Knowledgebase in international markets.
•	Establishment of Acuitas Rapid Test early access and performance verification programs to support regulatory approval clinical trials and publications.
•	Presentation of Acuitas Rapid Test and performance data at medical meetings and in peer reviewed journals.

Conference Call Information

OpGen management will hold a conference call today beginning at 4:30 p.m. (EDT) to discuss first quarter 2017 financial results and other business activities. The call can be accessed by dialing 844-420-8185 (domestic) or 216-562-0481 (international) and providing passcode 11373581. A live webcast of the conference call can be accessed by visiting the Investor Relations section of the company's website at http://ir.opgen.com. A replay of the webcast will be available shortly after the conclusion of the call on the company's website for 90 days.

A telephone replay also will be available at 7:30 p.m. ET through May 1, 2017 and may be accessed by dialing 855-859-2056 from within the U.S. or 404-537-3406 from outside the U.S. All listeners should provide passcode 11373581.

About OpGen
OpGen, Inc. is harnessing the power of informatics and genomic analysis to provide complete solutions for patient, hospital and network-wide infection prevention and treatment. Learn more at www.opgen.com and follow OpGen on Twitter and LinkedIn.

OpGen®, Acuitas® , Acuitas Lighthouse® and QuickFISH® are registered trademarks of OpGen, Inc.

Forward-Looking Statements
This press release includes statements relating to the company's products and services, its development efforts, and its commercialization plans for these products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory approval for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:
Michael Farmer
Director, Marketing
240-813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investor and Media Contact:
MacDougall Biomedical Communications
Cammy Duong
781-591-3443
cduong@macbiocom.com

OpGen, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$1,670,311	$4,117,324
Accounts receivable, net	379,246	542,420
Inventory, net	642,961	692,368
Prepaid expenses and other current assets	267,971	329,646
Total current assets	2,960,489	5,681,758
Property and equipment, net	743,521	800,723
Goodwill	600,814	600,814
Intangible assets, net	1,554,044	1,620,998
Other noncurrent assets	298,081	279,752
Total assets	$6,156,949	$8,984,045
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,017,202	$2,232,563
Accrued compensation and benefits	1,019,962	578,480
Accrued liabilities	883,105	1,215,283
Deferred revenue	31,233	37,397
Short-term notes payable	998,958	1,023,815
Current maturities of long-term capital lease obligation	170,297	184,399
Total current liabilities	5,120,757	5,271,937
Deferred rent	374,194	398,084
Long-term capital lease obligation and other noncurrent liabilities	107,940	146,543
Total liabilities	5,602,891	5,816,564

Stockholders' equity
Common stock, $0.01 par value; 200,000,000 shares authorized; 27,377,490 and 25,304,270 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	273,775	253,042
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	138,546,915	136,199,382
Accumulated other comprehensive income	2,419	6,176
Accumulated deficit	(138,269,051)	(133,291,119)
Total stockholders' equity	554,058	3,167,481
Total liabilities and stockholders' equity	$6,156,949	$8,984,045

OpGen, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue
Product sales	$734,502	$947,219
Laboratory services	16,105	129,420
Collaboration revenue	21,164	—
Total revenue	771,771	1,076,639
Operating expenses
Cost of products sold	424,950	345,967
Cost of services	100,233	315,709
Research and development	2,122,515	1,953,429
General and administrative	1,969,216	1,538,046
Sales and marketing	1,105,586	1,399,435
Total operating expenses	5,722,500	5,552,586
Operating loss	(4,950,729)	(4,475,947)
Other expense
Interest and other income	21	173
Interest expense	(29,844)	(41,734)
Foreign currency transaction gains	2,620	11,328
Total other expense	(27,203)	(30,233)
Loss before income taxes	(4,977,932)	(4,506,180)

Provision for income taxes	—	—
Net loss	(4,977,932)	(4,506,180)

Preferred stock dividends and beneficial conversion	—	—
Net loss available to common stockholders	$(4,977,932)	$(4,506,180)
Net loss per common share - basic and diluted	$(0.19)	$(0.36)
Weighted average shares outstanding - basic and diluted	26,079,461	12,568,941
Net loss	$(4,977,932)	$(4,506,180)
Other comprehensive loss - foreign currency translation	(3,757)	(1,112)
Comprehensive loss	$(4,981,689)	$(4,507,292)